Exhibit 3.1

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        WACHOVIA MORTGAGE LOAN TRUST, LLC

         This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement"), dated as of August 24, 2005, of Wachovia Mortgage Loan Trust, LLC (the "Company"), is entered into by Wachovia Bank, National Association, as the sole equity member (together with its successors and assigns in such capacity, the "Member"), and Orlando Figueroa, as the Special Member (as defined on Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

         The Member, by execution of the Limited Liability Company Agreement dated as of June 15, 2005 (the "Initial Agreement") and the filing of the Certificate of Formation defined on Schedule A for the Company, formed the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. ss.18-101 et seq., as amended from time to time (the "Act"), and the Initial Agreement. The Member and Orlando Figueroa hereby agree to amend and restate the Initial Agreement and continue the Company without dissolution as follows:

Section 1.        Formation; Name.

         (a) The Certificate of Formation has been filed with the Secretary of State of the State of Delaware on June 15, 2005. The parties to this Agreement hereby ratify the execution and filing of the Certificate of Formation.

         (b) The name of the limited liability company is Wachovia Mortgage Loan Trust, LLC.

Section 2.        Principal Business Office.

         The principal business office of the Company shall be located at 301 S. College Street, Suite G, Charlotte, North Carolina 28288-5578, or such other location as may hereafter be determined by the Board.

Section 3.        Registered Office.

         The address of the registered office of the Company in the State of Delaware is Wachovia Mortgage Loan Trust, LLC, c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

Section 4.        Registered Agent.

         The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

Section 5.        Members.

(a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member continues as a member of the Company upon its execution of a counterpart signature page to this Agreement.

(b) Subject to Section 9(j), the Member may act by written consent.

(c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of a successor member of the Company pursuant to Sections 22 and 23), each person acting as an Independent Director pursuant to Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10; provided, however, each Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member; provided, further, that notice of any successor Special Member shall be given to each Rating Agency. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, each Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. Each Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Director pursuant to
Section 10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Director pursuant to Section 10 shall not be a member of the Company.

Section 6.        Certificates.

         David K. Tinkler was an "authorized person" within the meaning of the Act, and executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. An Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

         The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.        Purposes.

         The purpose to be conducted or promoted by the Company is to engage in the following activities:

         (a)

                    (i) to execute, deliver and perform its rights and obligations under the terms of one or more mortgage loan purchase agreements (each such agreement, as from time to time amended, supplemented or otherwise modified, a "Mortgage Loan Purchase Agreement"), to purchase or otherwise acquire mortgage loans (including, without limitation, first lien mortgage loans, home equity loans, home improvement contracts and land sale contracts) unsecured home improvement loans, manufactured housing installment sales contracts, installment loan agreements, and other related assets (the "Purchased Assets") from Wachovia Bank, National Association or another Person, in accordance with the Mortgage Loan Purchase Agreements and the other Basic Documents, to execute, deliver and perform its obligations under any amendments and or supplements, including any supplemental conveyances relating to the Mortgage Loan Purchase Agreements, and to engage in any activities necessary, appropriate or convenient in connection with the rights and obligations of the Company under the Mortgage Loan Purchase Agreements and in connection with the acquisition of the Purchased Assets and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Mortgage Loan Purchase Agreements or the acquisition of the Purchased Assets;

                  (ii) to purchase, acquire, own, hold, sell, dispose of, endorse, transfer, assign, pledge and finance the Purchased Assets including, without limitation, to grant a security interest in the Purchased Assets;

                  (iii) to engage in any activities necessary to hold, receive, exchange, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownership or possession with respect to, all of the Company's property, including without limitation, the Purchased Assets and any property or interest which may be acquired by the Company as a result of any distribution in respect of the Purchased Assets and any property received by the Company as a contribution from the Member;

                  (iv) to execute, deliver and perform all of its rights and obligations as depositor under the terms of one or more pooling and servicing agreements by and among the Company, as depositor, Wachovia Bank, National Association or another Person, as servicer, Wachovia Bank, National Association or another Person, as certificate administrator, and a financial institution, as trustee (each such financial institution, a "Trustee") (each such agreement, as such may be amended, supplemented or otherwise modified from time to time, a "Pooling and Servicing Agreement");

                  (v) to execute, deliver and perform all of its rights and obligations as depositor under the terms of one or more sale and servicing agreements by and among the Company, as depositor, a statutory trust or similar special purpose entity (each such entity, a "Trust"), as issuer, Wachovia Bank, National Association or another Person, as servicer, and a financial institution, as indenture trustee (each such financial institution, an "Indenture Trustee") (each such agreement, as such may be amended, supplemented or otherwise modified from time to time, a "Sale and Servicing Agreement");

                  (vi) to execute, deliver and perform all of its rights and obligations as depositor under the terms of one or more trust agreements which relate to a Trust by and among the Company, as depositor, and a financial institution, as owner trustee (each such agreement, as such may be amended, supplemented or otherwise modified from time to time, a "Trust Agreement") and under the terms of one or more indentures by and among a Trust, as issuer, an Indenture Trustee, and a paying agent (each such agreement, as such may be amended, supplemented or otherwise modified from time to time, an "Indenture");

                  (vii) to execute, deliver and perform all of the rights and obligations of the depositor under and with respect to notes, certificates, or other documents or agreements related to a Trust and obligations issued by the Trust ("Trust Obligations");

                  (viii) to execute, deliver and perform all of its rights and obligations under the terms of one or more underwriting, purchase or placement agency agreements by and among the Company and the underwriters, purchasers or placement agents named therein (each such entity, an "Underwriter") (each such agreement, as such may be amended, supplemented or otherwise modified from time to time, an "Underwriting Agreement");

                    (ix) to  sell  or  otherwise  transfer  all  or  any  of the
                         Purchased Assets to the Trusts, the Trustees and/or the Indenture Trustees in connection with a Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement or an Indenture, to execute, deliver, and perform its obligations under any amendments, supplements or assignments, reassignments or reconveyances of assets related to a Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement or an Indenture, to provide for the execution and delivery of additional documents related to the issuance of Trust Obligations and to engage in any activities necessary, appropriate or convenient in connection with a Mortgage Loan Purchase Agreement, a Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement or an Indenture and the purchase, acquisition, sale, disposition, endorsement, transfer, assignment, pledge or financing of the Purchased Assets, and to authorize, execute, deliver and perform any other agreement, notice or document in connection with, relating to or contemplated by a Mortgage Loan Purchase Agreement, a Pooling and Servicing Agreement, a Sale and Servicing Agreement, an Indenture, a Trust Agreement, an Underwriting Agreement or the Administrative Services and Premises Agreement;

                  (x) to acquire, hold, enjoy, transfer and grant rights in all of the rights and privileges of any certificate, interest, other indicia of beneficial ownership, or other security issued by a Trust to the Company pursuant to any Trust Agreement, Mortgage Loan Purchase Agreement, Pooling and Servicing Agreement, Sale and Servicing Agreement, Indenture or other document;

                  (xi) to enter into and perform its obligations under the Basic Documents and any other documents, agreements or instruments contemplated thereby;

                    (xii) to  engage  in  any  lawful  act  or  activity  and to exercise any powers permitted to limited liability companies organized under the laws of the State of
                         Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes (including the entering into of interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements), including the filing of any notices, applications, financing statements, continuation statements, amendments to financing statements, and other documents necessary, advisable or convenient to comply with any applicable laws, statutes, rules and regulations;

                  (xiii) to acquire, own, accept as a capital contribution, hold, sell, transfer, service, convey, safekeep, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately issued securities and whether with unrelated third parties or with affiliated entities in accordance with the Basic Documents;

                  (xiv) to take any and all other actions necessary to maintain the existence of the Company as a limited liability company in good standing under the laws of the State of Delaware and/or to qualify the Company to do business as a foreign limited liability company in any other state in which such qualification, in the opinion of the Board, is required.

(b) The Company is hereby authorized to execute, deliver and perform, and any Director or Officer on behalf of the Company is hereby authorized to execute and deliver the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, and any amendments thereto, all without any further act, vote or approval of any Member, Director, Officer or other Person notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of any Director or Officer to enter into other agreements on behalf of the Company.

Section 8.        Powers.

         Subject to Section 9(j), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.        Management.

     (a) Board of Directors. Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board consisting of one or more Directors designated by the Member. Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section
10. The number of Directors as of the date hereof shall be three (3), one of which shall be an Independent Director pursuant to Section 10. Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be members. The Directors designated by the Member as of the date hereof are listed on Schedule D hereto.

     (b) Powers. Subject to Section 9(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Sections 7 and 9, the Board of Directors has the authority to bind the Company.

     (c) Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day's notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

     (d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

     (e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

     (f) Committees of Directors.

                  (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                  (iii) Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     (g) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     (h) Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

     (i) Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the provisions of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board, a Director may not bind the Company.

     (j) Limitations on the Company's Activities.

                  (i) This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose" entity.

                  (ii) The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of "Independent Director" or Sections 5(c) , 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26, 29, 30
                           or 31 or Schedule A of this Agreement without the unanimous written consent of the Board (including the Independent Director). Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

                    (iii) Notwithstanding  any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, so long as any Obligation is outstanding, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered to, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Member and the Board (including the Independent Director), take any Material Action; provided, however, that, so long as any Obligation is outstanding, the Board may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Director then serving in such capacity.

                  (iv) The Board shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company. The Board also shall cause the Company to:

                        (A) maintain its own separate books and records and bank accounts;

                        (B) at all times hold itself out to the public and all
                            other Persons as a legal entity separate from the Member and any other Person;

                        (C) have a Board of Directors separate from that of the
                            Member and any other Person other than any Affiliate of the Company that is a special-purpose bankruptcy remote entity;

                        (D) file its own tax returns, if any, as may be required
                            under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

                        (E) except as contemplated by the Basic Documents, not
                            commingle its assets with assets of any other
                            Person;

                        (F) conduct its business in its own name and comply with
                            all organizational formalities to maintain its separate existence;

                        (G) maintain separate financial statements;

                        (H) except as contemplated by the Basic Documents, pay
                            its own liabilities only out of its own funds, provided, however, that the foregoing shall not require the Member to make any additional capital contributions to the Company;

                        (I) maintain an arm's length relationship with its
                            Affiliates and the Member;

                        (J) pay the salaries of its own employees, if any,
                            provided, however, that the foregoing shall not require the Member to make any additional capital contributions to the Company;

                        (K) not hold out its credit or assets as being available
                            to satisfy the obligations of others;

                        (L) allocate fairly and reasonably any overhead for
                            shared office space;

                        (M) use separate stationery, invoices and checks;

                        (N) except as contemplated by the Basic Documents, not
                            pledge its assets for the benefit of any other
                            Person;

                        (O) correct any known misunderstanding regarding its
                            separate identity;

                        (P) maintain adequate capital in light of its
                            contemplated business purpose, transactions and liabilities; provided, however, that the Member shall not be obligated to make any additional capital contribution to the Company;

                        (Q) cause its Board of Directors to meet at least
                            annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

                        (R) not acquire any securities of the Member; and

                        (S) cause the Directors, Officers, agents and other
                            representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

                         Failure of the Company, the Member, or the Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

                     (v) So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:

                        (A) except as contemplated by the Basic Documents,
                            guarantee any obligation of any Person, including any Affiliate;

                        (B) engage, directly or indirectly, in any business
                            other than the actions required or permitted to be performed under Section 7, the Basic Documents or this Section 9(j);

                        (C) incur, create or assume any indebtedness other than
                            as contemplated by the Basic Documents;

                        (D) make or permit to remain outstanding any loan or
                            advance to, or own or acquire any stock or securities of, any Person (other than a Trust), except that the Company may invest in those investments permitted under the Basic Documents and may make any advance contemplated by the Basic Documents and permit the same to remain outstanding in accordance therewith;

                        (E) to the fullest extent permitted by law, engage in
                            any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are contemplated by the Basic Documents; or

                        (F) form, acquire or hold any subsidiary (whether
                            corporate, partnership, limited liability company or other), other than a Trust and any subsidiary that is a special-purpose, bankruptcy-remote entity.


Section 10.       Independent Director.

         So long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member. To the fullest extent permitted by law, including
Section 18-1101(c) of the Act, the Independent Director shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii). No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, any Independent Director shall have fiduciary duties identical to those of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 11.       Officers.

        (a) Officers. The initial Officers of the Company have been designated by the Member under the Initial Agreement and are listed on Schedule E hereto. The Officers of the Company shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The additional or successor Officers of the Company shall be chosen by the Board. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

         (b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 11(c).

         (c) Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Member and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

         (g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have fiduciary duties identical to those of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 12.       Limited Liability.

         Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

Section 13.       Capital Contributions.

         The Member has made a capital contribution to the Company. In accordance with Section 5(c), the Special Member shall not be required to make any capital contributions to the Company.

Section 14.       Additional Contributions.

         The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. The provisions of this Agreement, including this Section 14, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15.       Allocation of Profits and Losses.

         The Company's profits and losses shall be allocated to the Member.

Section 16.       Distributions.

         Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board, in its sole discretion. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.

Section 17.       Books and Records.

         The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company's books of account shall be kept using the method of accounting determined by the Board. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Board.

Section 18.       Reports.

      (a) Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

               (i) unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

               (ii) unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

     (b) The Board shall use diligent efforts to cause to be prepared within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

                (i) a balance sheet of the Company;

                (ii) an income statement of the Company for such fiscal year;
and

                (iii) a statement of the Member's capital account.

     (c) The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company or its independent accountants, if any, to prepare and transmit to the Member as promptly as possible any tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 19.       Other Business.

         Notwithstanding any duty to the contrary at law or in equity, the Member, the Special Member, any Officer, Director, employee or agent of the Company and any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20.       Exculpation and Indemnification.

     (a) To the fullest extent permitted by law, neither the Member nor the Special Member nor any Officer, Director, employee, administrator or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's fraud, gross negligence or willful misconduct.

     (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's fraud, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided, further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

     (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

     (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets or liabilities of the Company, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

     (e) The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or its members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

     (f) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21.       Assignments.

         Subject to Section 23, the Member may assign in whole or in part its limited liability company interest in the Company. Subject to Section 23, the transferee of a limited liability company interest in the Company shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22.       Resignation.

         So long as any Obligation is outstanding, the Member may not resign, except in compliance with the Basic Documents and if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this Section 22, a successor member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23.       Admission of Additional Members.

         One or more additional Members of the Company may be admitted to the Company with the written consent of the Member.

Section 24.       Dissolution.

     (a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of a successor member of the Company pursuant to Section 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

     (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or the Special Member shall not cause the Member or the Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

     (c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree to dissolve the Company upon the Bankruptcy of the Member or the Special Member, or the occurrence of an event that causes the Member or the Special Member to cease to be a member of the Company.

     (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

     (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25.       Waiver of Partition; Nature of Interest.

         Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 26.       Benefits of Agreement; No Third-Party Rights.

         None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Covered Persons and except as provided in Section 29).

Section 27.       Severability of Provisions.

         Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28.       Entire Agreement.

         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29.       Binding Agreement.

         Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms.

Section 30.       Governing Law.

         This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies with respect to this Agreement being governed by said laws.

Section 31.       Amendments.

         Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied except: (i) to cure any ambiguity or (ii) to change or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

Section 32.       Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33.       Notices.

         Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

                            [SIGNATURE PAGE FOLLOWS]

   [Signature Page to Amended and Restated Limited Liability Company Agreement]

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amended and Restated Limited Liability Company Agreement as of the 24th day of August, 2005.

                                     MEMBER:

                                             WACHOVIA BANK, NATIONAL ASSOCIATION



                                                     By:
                                                         ----------------------
                                                         Name:
                                                         Title:






                                                     SPECIAL MEMBER:



                                                     By:
                                                         ----------------------
                                                         Name:  Orlando Figueroa

                                   SCHEDULE A


                                   Definitions

A.       Definitions

         When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

         "Act" has the meaning set forth in the preamble to this Agreement.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

         "Administrative Services and Premises Agreement" shall mean the Administrative Services and Premises Agreement, dated as of August 24, 2005, among Wachovia Bank, National Association and the Company, as the same may be amended or otherwise modified from time to time.

         "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

         "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(l) and 18-304 of the Act.

         "Basic Documents" means (i) the Administrative Services and Premises Agreement; (ii) each Mortgage Loan Purchase Agreement; (iii) each Trust Agreement; (iv) each Pooling and Servicing Agreement; (v) each Sale and Servicing Agreement; (vi) each Underwriting Agreement; (vii) each note purchase agreement; (viii) any revolving credit, subordinated note or similar agreements executed and delivered to extend financing to the Company for the purpose of funding a portion of the aggregate purchase price of any Purchased Assets purchased pursuant to any Mortgage Loan Purchase Agreement; and (ix) all documents and certificates contemplated thereby or delivered in connection therewith, each as amended and supplemented from time to time.

         "Board" or "Board of Directors" means the Board of Directors of the Company.

         "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on June 15, 2005 as amended or amended and restated from time to time.

         "Company" means Wachovia Mortgage Loan Trust, LLC, a Delaware limited liability company.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

         "Covered Persons" has the meaning set forth in Section 20(a).

         "Directors" means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Director, in their capacity as managers of the Company. A Director is hereby designated as a "Manager" of the Company within the meaning of Section 18-101(10) of the Act.

         "Indenture" has the meaning set forth in Section 7.

         "Independent Director" means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not:
(i) an employee, director, stockholder, partner, manager, contractor or officer of the Company or any of its Affiliates (other than his or her service as an Independent Director of the Company or an Affiliate of the Company that is a special purpose bankruptcy remote entity); (ii) a supplier of the Company or any of its Affiliates (other than an Independent Director provided by a corporate services company that provides independent directors in the ordinary course of its business); (iii) any member of the immediate family of a person described in
(i) or (ii); or (iv) a Person who controls (directly, indirectly or otherwise) the Company or its Affiliates or any Person described in (i) or (ii).

         "Management Agreement" means the agreement of the Directors in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

         "Material Action" means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company (except as contemplated by the Basic Documents), or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

         "Member" means Wachovia Bank, National Association, as the initial member of the Company, and includes any Person admitted as an additional, successor or substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term "Member" shall not include the Special Member.

         "Mortgage Loan Purchase Agreement" has the meaning set forth in Section 7.

         "Obligations" shall mean the indebtedness, liabilities and obligations of the Company under the Basic Documents as of any date of determination.

         "Officer" means an officer of the Company described in Section 11.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization or entity, whether or not a legal entity, and any governmental authority.

         "Pooling and Servicing Agreement" has the meaning set forth in Section
7.

         "Rating Agency" means each of Standard & Poor's, Moody's and Fitch as such terms are defined in the Basic Documents.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Company in writing that such action will not result in a reduction or withdrawal of the rating of any series or class of securities issued by the related Trust with respect to which it is a Rating Agency.

         "Sale and Servicing Agreement" has the meaning set forth in Section 7.

         "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Director, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

         "Trust" has the meaning set forth in Section 7.

         "Trust Agreement" has the meaning set forth in Section 7.

         "Trustee" has the meaning set forth in Section 7.

         "Underwriting Agreement" has the meaning set forth in Section 7.



         B.       Rules of Construction

         Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     Member

-------------------------- -------------------------- --------------------------
                                                           Membership
         Name                    Mailing Address            Interest
-------------------------- -------------------------- --------------------------
    Wachovia Bank,         [301 South College Street          100%
   National Association        Charlotte, NC 28288]
-------------------------- -------------------------- --------------------------

                                   SCHEDULE C

                              Management Agreement

                                 August 24, 2005

Wachovia Mortgage Loan Trust, LLC
[301 S. College Street, Suite G
Charlotte, NC 28288-5578]

                  Re:  Management Agreement - Wachovia Mortgage Loan Trust, LLC

Ladies and Gentlemen:

         For good and valuable consideration, each of the undersigned Persons, who have been designated as directors of Wachovia Mortgage Loan Trust, LLC, a Delaware limited liability company (the "Company"), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 24, 2005, as it may be amended or restated from time to time (the "Company Agreement"), hereby agree as follows:

         1. Each of the undersigned accepts such Person's rights and authority as a Director under the Company Agreement and agrees to perform and discharge such Person's duties and obligations as a Director under the Company Agreement, and further agrees that such rights, authorities, duties and obligations under the Company Agreement shall continue until such Person's successor as a Director is designated or until such Person's resignation or removal as a Director in accordance with the Company Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

         2. So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

         3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Capitalized terms used and not otherwise defined herein have the meanings set forth in the Company Agreement.

         This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the date first above written.

                                                     --------------------------
                                                     Thomas Wickwire


                                                     --------------------------
                                                     Randy B. Robertson


                                                     --------------------------
                                                     Orlando Figueroa













                    [Signature Page to Management Agreement]

                                   SCHEDULE D


         DIRECTORS
         ----------

         Thomas Wickwire
         Randy B. Robertson
         Orlando Figueroa

                         SCHEDULE E


OFFICERS                                    TITLE
--------                                    ------
Lori A. Hartman                             Assistant Secretary
Nancy Kerkoff                               Associate
Robert J. Perret                            Director
Dave L. Pitelka                             Treasurer, Controller and Managing
                                            Director
James F. Powers                             Secretary
Randy B. Robertson                          Managing Director
Thomas Wickwire                             President and Managing Director
Timothy F. Danello                          Senior Vice President and Assistant
                                            Secretary
David K. Tinkler                            Senior Vice President and Assistant
                                            Secretary
Keith Martin                                Assistant Secretary